UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: +44 203 318 9709

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2017, Myovant Sciences Ltd. (the “Company”) and its subsidiaries, Myovant Holdings Limited (“MHL”), Myovant Sciences GmbH (“MSG”), Myovant Sciences, Inc. (“MSI”) and Myovant Sciences Ireland Limited (“MSIL”, together with MHL, MSG and MSI, the “Guarantors” and the Guarantors and the Company, collectively, the “Loan Parties”), entered into a Securities Purchase Agreement (the “NovaQuest Securities Purchase Agreement”) with the purchasers from time to time party thereto (the “Purchasers”) and NovaQuest Pharma Opportunities Fund IV, L.P., as agent for itself and the Purchasers (“NovaQuest”) and a Loan and Security Agreement (the “Hercules Loan Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Hercules Capital, Inc., as agent for itself and the Lenders (“Hercules”), and the Company entered into an Equity Purchase Agreement (the “NovaQuest Equity Purchase Agreement”) with NovaQuest and a Purchaser affiliated with NovaQuest (the “NovaQuest Affiliate”), collectively providing for up to $140 million of financing commitments.

NovaQuest Securities Purchase Agreement

The NovaQuest Securities Purchase Agreement provides, at the Company’s discretion through December 31, 2018, for the purchase by the Purchasers of up to $60 million principal amount of notes (the “Notes”) and concurrent with each purchase of Notes, the Purchasers are obligated to purchase up to $20 million of the Company’s common shares on a pro rata basis, subject to certain terms and conditions. The equity purchase price will be equal to 105% of the average of the volume-weighted average price for the five consecutive trading days immediately prior to the relevant purchase date. The Company has agreed that it will issue and the Purchasers will purchase Notes in an aggregate principal amount of at least $30 million through December 31, 2018, subject to certain terms and conditions. The Company expects to issue $6 million aggregate principal amount of Notes and $2 million of common shares to the Purchasers pursuant to the NovaQuest Securities Purchase Agreement on November 6, 2017.

The Notes bear interest at 15% per annum, of which 5% is payable quarterly and 10% of such interest is payable on a deferred basis on the earlier of the Amortization Date (as defined below) and the repayment in full of the Notes. The Notes mature on October 16, 2023. The Company will be required to amortize the principal amount of the Notes in equal quarterly installments commencing on November 1, 2020, subject to extension at the option of the Company to November 1, 2021 (the “Amortization Date”), provided certain terms and conditions are met. The Company’s obligations under the Notes are fully and unconditionally guaranteed by the Guarantors. The Loan Parties’ obligations under the Notes are secured by a second lien security interest in substantially all of their respective assets, other than intellectual property.

From and after October 16, 2019, the Company may redeem all or any portion of the Notes in excess of $5 million at a redemption price equal to the outstanding principal amount thereof, plus accrued and unpaid interest, and a redemption charge equal to 4.0% if redeemed on or prior to October 16, 2020, 2.5% if redeemed on or prior to October 16, 2021 and 1.0% if redeemed thereafter. Upon a “Change of Control” as defined in the NovaQuest Securities Purchase Agreement, the Company may, and the holders of a majority of the outstanding principal amount of the Notes may require the Company to, redeem the Notes at a redemption price equal to the outstanding principal amount thereof, plus accrued and unpaid interest and a redemption charge equal to, if prior to October 16, 2019, 5.0% of the principal amount of the Notes then outstanding, and if on or after October 16, 2019, the redemption charge otherwise applicable.

The NovaQuest Securities Purchase Agreement includes customary affirmative and restrictive covenants and representations and warranties, including a minimum cash covenant that applies commencing on the Amortization Date. The NovaQuest Securities Purchase Agreement also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, cross acceleration to certain debt, certain events relating to bankruptcy or insolvency and certain events relating to U.K. or Irish pension plans. Upon the occurrence of an event of default, a default interest rate of an additional 5.0% will apply to the “Secured Obligations” as defined in the NovaQuest Securities Purchase Agreement, and NovaQuest, as the agent for the holders of the Notes, may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the NovaQuest Securities Purchase Agreement. Upon the occurrence of certain bankruptcy and insolvency events, the obligations under the Notes would automatically become due and payable.

The descriptions of the Notes and NovaQuest Securities Purchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the NovaQuest Securities Purchase Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2017.

NovaQuest Equity Purchase Agreement

Pursuant to the NovaQuest Equity Purchase Agreement, NovaQuest and the NovaQuest Affiliate have committed to purchase up to an additional $20 million of the Company’s common shares from time to time at the discretion of the Company through December 31, 2018 or subject to extension at the option of the NovaQuest to December 31, 2019, subject to certain terms and conditions. The Company has agreed that it will exercise its option to sell and issue a minimum of $10 million of the Company’s common shares through December 31, 2018, subject to certain terms and conditions. The purchase price for the common shares issued pursuant to the NovaQuest Equity Purchase Agreement will also be equal to 105% of the average of the volume-weighted average price for the five consecutive trading days immediately prior to the relevant purchase date.

The description of the NovaQuest Equity Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2017.

Hercules Loan Agreement

The Hercules Loan Agreement provides for up to $40 million principal amount of term loans (the “Term Loans”). A first tranche of $25 million principal amount was funded upon execution of the loan agreement on October 16, 2017, and the remaining $15 million principal amount is available at the Company’s discretion through March 31, 2018, subject to certain terms and conditions.    The Term Loans bear interest at a variable per annum rate at the greater of either (i) the prime rate plus 4.00% and (ii) 8.25%. The Term Loan matures on May 1, 2021, subject to extension to November 1, 2021 if certain milestones are met. The Company is obligated to make monthly payments of accrued interest until June 1, 2019 (the “Interest-only Period”), followed by monthly installments of principal and interest through the maturity date. The Interest-only Period may be extended until June 1, 2020 if certain milestones are met. The Company’s obligations under the Hercules Loan Agreement are fully and unconditionally guaranteed by the Guarantors. The Loan Parties’ obligations under the Hercules Loan Agreement are secured by a security interest in substantially all of their respective assets, other than intellectual property.

Prepayments of the Term Loans prior to the maturity date, will be subject to a prepayment charge, based on a percentage of the then-outstanding principal balance, equal to 3.0% if the prepayment occurs within the first twelve (12) months following October 16, 2017, 2.0% if the prepayment occurs after twelve (12) months but prior to twenty-four (24) months following October 16, 2017, and 1.0% if the prepayment occurs thereafter. Upon repayment in full of the Term Loans, the Company will be obligated to pay an end-of-term charge equal to 6.55% of the aggregate amount of Term Loans funded.

The Hercules Loan Agreement includes customary affirmative and restrictive covenants and representations and warranties, including a minimum cash covenant that applies commencing on December 31, 2017 and ceases to apply if the Company achieves certain clinical development and financial milestones as set forth in the Hercules Loan Agreement,. The Hercules Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Hercules Loan Agreement, cross acceleration to certain debt, certain events relating to bankruptcy or insolvency and certain events relating to U.K. or Irish pension plans. Upon the occurrence of an event of default, a default interest rate of an additional 5.0% may be applied to the outstanding principal balance, and Hercules may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Hercules Loan Agreement. Upon the occurrence of certain bankruptcy and insolvency events, the obligations under the Hercules Loan Agreement would automatically become due and payable.

In connection with each funding of the Term Loans, the Company is required to issue to Hercules a warrant (the “Warrants”) to purchase a number of the Company’s common shares equal to 3% of the principal amount of the relevant Term Loan funded divided by the exercise price, which will be based on the lowest three day volume-weighted average price for the three consecutive trading days prior to the funding date for such Term Loan. The Warrants may be exercised on a cashless basis, and are immediately exercisable through the seventh anniversary of the applicable funding date. The number of common shares for which each Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in such Warrant. In connection with the first tranche of the Term Loans, the Company issued a Warrant to Hercules, exercisable for an aggregate of 49,800 of the Company’s common shares at an exercise price of $15.06 per share.

The descriptions of the Hercules Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Hercules Loan Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2017 and the form of Warrant filed as Exhibit 4.1 attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the NovaQuest Securities Purchase Agreement and the Hercules Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the NovaQuest Securities Purchase Agreement, the NovaQuest Equity Purchase Agreement and the Warrants is incorporated by reference into this Item 3.02.

Neither the Company, NovaQuest nor Hercules engaged any investment advisors with respect to the NovaQuest Securities Purchase Agreement, the NovaQuest Equity Purchase Agreement or the issuance of the Warrants and no finders’ fees were paid to any party in connection therewith. The issuance of the common shares and Warrants was or will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated October 16, 2017, issued to Hercules Capital, Inc.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated October 16, 2017, issued to Hercules Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: October 16, 2017	By:	/s/ Frank Karbe
Name: Frank Karbe
Title: Principal Financial and Accounting Officer